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                            FORBEARANCE AGREEMENT

     This Forbearance Agreement (this "Agreement") is entered into as of the October 25, 1999, by and between Silicon Valley Bank ("Bank") and Microfield Graphics, Inc. ("Borrower").

                                   RECITALS
                                   --------

     A. Borrower and Bank are parties to that certain Loan and Security Agreement dated as of September 9, 1996, together with any and all Schedules and modifications (the "Loan Agreement"). The Loan Agreement provided for, among other things, a Secured Accounts Receivable Line of Credit in the original principal amount of Two Million Dollars ($2,000,000)(the "Line of Credit") and a Secured Equipment Term Loan in the original principal amount of Two Hundred Fifty Thousand Dollars ($250,000)(the "Equipment Term Loan"). The Loan Agreement, together with any and all other documents evidencing or securing the obligations owed by Borrower to Bank are referred to in this Agreement as a "Loan Document" or the "Loan Documents."

     B. Borrower acknowledges that as of October 15, 1999, there was due, owing and payable to Bank the principal amount of Five Hundred Twenty Four Thousand Dollars ($524,000) under the Line of Credit and the principal amount of Twenty Seven Thousand Seven Hundred Seventy Seven and 92/100 Dollars ($27,777.92) under the Equipment Term Loan, together with accrued but unpaid interest, attorneys' fees and costs. Such amounts are hereinafter sometimes referred to herein as the "Existing Debt."

     C. One or more Events of Default have occurred under the Loan Documents by virtue of, among other things, Borrower's failure to meet certain financial covenants under the Loan Documents, more particularly, (1) Borrower's minimum Tangible Net Worth as of March 31, 1999 and June 30, 1999. Borrower's subsequent financial statements indicate that Borrower continues not to comply with the Tangible Net Worth covenant. Borrower's Borrower has asked Bank to forbear from exercising any remedies available under the Loan Documents as a result of such Events of Default and Bank has agreed, provided Borrower enters into this Agreement.

     NOW, THEREFORE, for good and valuable consideration, the parties agree as follows:

     D. REPAYMENT OF OBLIGATIONS. As of the date of this Agreement, interest payable by Borrower on all amounts outstanding on the Line of Credit and the Equipment Term Loan, including accrued but unpaid interest, reasonable attorneys' fees and necessary attorneys' fees and costs shall be increased to a per annum rate equal to the Prime Rate plus two and one half percentage points (2.50)(subject to increase pursuant to Section 6(d) and Section 8 of this Agreement). Borrower shall pay all fees and expenses (including reasonable and necessary attorneys' fees) incurred in connection with the preparation of this Agreement and the protection of the Bank's interests under the Loan Documents.

     E. DECREASE OF SECURED ACCOUNTS RECEIVABLE LINE OF CREDIT. The principal amount of the Line of Credit is hereby decreased to Six Hundred Fifty Thousand Dollars ($650,000).

     F. FORBEARANCE ON EXISTING LOANS. Subject to the execution, delivery and performance by Borrower of all the terms of this Agreement, Bank shall forbear until April 30, 2000 (the "Forbearance Period") from exercising any remedies that it may have against Borrower as a result of the occurrence of the Events of Default described in Recital C of this Agreement. Such forbearance does not apply to any other Event of Default or other failure by Borrower to perform in accordance with the Loan Documents. this forbearance shall not be deemed a continuing waiver or forbearance with respect to any Event of Default that may occur after the date of this Agreement.


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     Bank shall have a right from time to time hereafter to audit Borrower's
Accounts at Borrower's expense.

     J. DEFAULT. A failure to perform any covenant or other agreement contained in this Agreement or any of the Loan Documents, or any agreement for borrowed money or factored receivables, or leased equipment under capital leases with any third party shall constitute an Event of Default hereunder and under all of the Loan Documents and shall result in immediate termination of the Forbearance Period. Whereas, upon such Event of Default all amounts outstanding under any Loan Documents shall become immediately due and payable. Bank shall immediately and without notice apply all amounts in any collateral account against any amounts due under any of the Loan Documents. In addition, Bank shall have the right immediately and without notice to Borrower to exercise any remedies available under the Loan Documents and applicable law. All amounts then owing to Bank shall bear interest, from and after the occurrence of an Event of Default, at a rate equal to the 5 percentage points per annum above the interest rate applicable immediately prior to the occurrence of an Event of Default.

     K. WAIVER OF NOTICE AND CURE. With respect to the Events of Default as described in Recital C, Borrower acknowledges that an Event of Default occurred under the Loan Documents that, but for this Agreement, would have entitled Bank to exercise all the remedies available to Bank under the Loan Documents and applicable law. Borrower waives all notices of default and rights to cure that are otherwise provided in the Loan Documents or applicable law, including rights to notice and redemption under the Oregon Uniform Commercial Code, including, without limitation, SS9-503(3), 9-504 and 9-505 of the Uniform Commercial Code.

     L. FEES AND EXPENSES. Borrower shall also pay Bank on the date of this Agreement all out-of-pocket costs, including reasonable and necessary attorneys' fees and legal costs, that Bank has incurred in connection with this Agreement.

     M. RELEASE. Borrower acknowledges that it has no defenses against its obligation to pay any reasonable amounts or perform any obligations under the Loan Documents and releases Bank and any of Bank's officers, directors and employees from any known or unknown claims now existing or hereafter arising out of the Loan Documents or the transactions contemplated thereby.

     N. FURTHER ASSURANCES. Borrower will cooperate with Bank in connection with Bank's verification of all eligible accounts receivable. Borrower shall use its best efforts to assist Bank in obtaining subordination agreements from such persons and on such terms as Bank may request from time to time. Borrower will take such actions as Bank may reasonably request from time to time to perfect or continue Bank's security interests in Borrower's property, including without limitation vehicles, and to accomplish the objective of this Agreement.

     O.   MISCELLANEOUS.

          1. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of Borrower and Bank and their respective successors and assigns; provided, however, that the foregoing shall not authorize any assignment by Borrower of its rights or duties hereunder.

          2. ENTIRE AGREEMENT. This Agreement and the Loan Documents contain the entire agreement of the parties hereto and supersede any other oral or written agreements or understandings.

          3. COURSE OF DEALING; WAIVERS. No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Bank's failure at any time to require strict performance by Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Bank.


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          4.   TIME IS OF THE ESSENCE. Time is of the essence as to each and every term and provision of this Agreement and the other Loan Documents.

          5. COUNTERPARTS. This Agreement may be signed in counterparts and all of such counterparts when properly executed by the appropriate parties thereto together shall serve as a fully executed document, binding upon the parties.

          6. APPOINTMENT OF BANK AS BORROWER'S ATTORNEY-IN-FACT. Borrower hereby irrevocably designates, makes, constitutes and appoints Bank, and all individuals, persons and entities designated by Bank, as Borrower's true and lawful agent and attorney-in-fact (which appointment shall for all purposes be deemed to be coupled with an interest and shall be irrevocable) and authorizes Bank, in Bank's and/or Borrower's name, to take any and all actions Bank deems appropriate in connection with Bank's administration of this Agreement or any other Loan Documents.

          7. LEGAL EFFECT. Except as amended by this Agreement, the Loan Documents remain in full force and effect. If any provision of this Agreement conflicts with applicable law, such provision shall be deemed severed from this Agreement, and the balance of this Agreement shall remain in full force and effect.

          8. WAIVER OF JURY. Bank and Borrower acknowledge and agree that the time and expense required for trial by jury exceed the time and expense required for a bench trial and hereby waive, to the extent permitted by law, trial by jury.

          9. CONDITIONS. The effectiveness of this Forbearance Agreement is conditioned upon Bank's receipt of a loan fee in the amount of $1,250 and Bank's receipt of an executed Warrant Agreement.

     IN WITNESS WHEREOF the undersigned have executed this Agreement as of the first date above written.

                                   MICROFIELD GRAPHICS, INC.

                                   By: /s/ [ILLEGIBLE]
                                      ---------------------------
                                   Title: Chief Financial Officer
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                                         11/3/99

                                   SILICON VALLEY BANK

                                   By: /s/ [ILLEGIBLE]
                                      ---------------------------
                                   Title: SVP
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